Exhibit 10.37.1

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note (this “Amendment”) is entered into as of October 8, 2026 (the “Amendment Date”), by and between Blockfusion USA, Inc., a Delaware corporation (the “Company”), and Robert Scott (the “Lender”).

RECITALS

A. The Company issued to the Lender a Promissory Note dated October 24, 2025, in the principal amount of $135,535.73 (the “Note”).

B. Under Section 2(a) of the Note, the entire unpaid principal balance of the Note, together with all accrued and unpaid interest, is due and payable on October 24, 2026.

C. The Company and the Lender wish to amend the Note to extend the Maturity Date to the earlier of December 31, 2026 and the closing of the Merger, on the terms set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Note.

2. Extension of Maturity Date. Section 2(a) of the Note is amended and restated in its entirety to read as follows:

“a. Maturity Date: The entire unpaid principal balance, together with all accrued and unpaid interest, shall be due and payable on the earlier of (i) December 31, 2026 and (ii) the closing of the Merger (the “Maturity Date”).”

3. Interest; No Default. Interest shall continue to accrue on the outstanding principal balance at the rate set forth in Section 1 of the Note until the Note is paid in full. The Company and the Lender acknowledge that, because this Amendment is entered into before October 24, 2026, no payment of principal or interest became due on that date, no Grace Period has commenced, and no default has occurred under Section 5 of the Note.

4. Authorization. The execution and delivery of this Amendment has been duly authorized by the Board of Directors of the Company in accordance with Section 8.2 of the Company’s Bylaws.

5. Effect of Amendment. Except as expressly amended by this Amendment, the Note remains unchanged and in full force and effect, including Section 3 (Mandatory Prepayment) and Section 4 (Optional Prepayment). From and after the Amendment Date, each reference in the Note to “this Note” means the Note as amended by this Amendment.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

7. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which is an original and all of which together constitute one instrument. Signatures delivered by DocuSign or other electronic means, or by PDF, are effective as originals.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Lender have executed this Amendment as of the Amendment Date.

BLOCKFUSION USA, INC.

By:
Name:	Alex Martini-Lo Manto
Title:	Chief Executive Officer

LENDER:

Robert Scott